Exhibit A

Verification

The undersigned states that he or she has duly executed the attached Application for an Order under Sections 17(d) and 57(i) of the Investment Company Act of 1940, as amended, and Rule 17d-1 thereunder, dated October 13, 2022, for and on behalf of the Applicants, as the case may be, that he or she holds the office with such entity as indicated below and that all actions by the stockholders, directors, and other bodies necessary to authorize the undersigned to execute and file such Application have been taken. The undersigned further says that he or she is familiar with the instrument and the contents thereof, and that the facts set forth therein are true to the best of his or her knowledge, information, and belief.

As to J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Ashmi Mehrotra
Name: Ashmi Mehrotra
Title: Managing Director

As to JPMORGAN PRIVATE MARKETS FUND

By:	/s/ Ashmi Mehrotra
Name: Ashmi Mehrotra
Title: Trustee

As to COURIER PRIVATE EQUITY FUND L.P., PEG Z GLOBAL PRIVATE EQUITY FUND L.P.

By: J.P. Morgan Investment Management Inc., its investment adviser

By:	/s/ John Sweeney
Name: John Sweeney
Title: Executive Director

As to FLORIDA SUNSHINE STATE FUND L.P., RED RIVER VENTURE CAPITAL FUND II L.P.

By: J.P. Morgan Investment Management Inc., its investment adviser

By:	/s/ Brian Pantelich
Name: Brian Pantelich
Title: Vice President

As to PEG HO PRIVATE EQUITY FUND L.P., PEG WELBORN PRIVATE EQUITY FUND L.P., UISIF PRIVATE EQUITY FUND L.P.

By: J.P. Morgan Investment Management Inc., its investment adviser

By:	/s/ Ashmi Mehrotra
Name: Ashmi Mehrotra
Title: Managing Director

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As to TEAMSTERS JOINT COUNCIL NO. 83 OF VIRGINIA PENSION FUND PRIVATE EQUITY FUND L.P., 2018 PRIVATE EQUITY FUND L.P.

By: J.P. Morgan Investment Management Inc., its investment adviser

By:	/s/ Luis Espinal
Name: Luis Espinal
Title: Executive Director

As to PEG AGGREGATOR 2022 L.P., PEG CO-INVESTMENT FUND L.P., PEG GLOBAL PRIVATE EQUITY VIII L.P., PEG GLOBAL PRIVATE EQUITY IX L.P., PEG GLOBAL PRIVATE EQUITY X (HOLDING) L.P., PEG GLOBAL PRIVATE EQUITY XI (HOLDING) L.P., PEG U.S. CORPORATE FINANCE VII L.P., PEG VENTURE CAPITAL VI L.P.

By: J.P. Morgan Investment Management Inc., its investment adviser

By:	/s/ Tyler Jayroe
Name: Tyler Jayroe
Title: Managing Director

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Appendix A

Below is a list of the Existing Affiliated Funds. All such Existing Affiliated Funds are advised by the Existing Adviser:

Courier Private Equity Fund L.P.

Florida Sunshine State Fund L.P.

PEG HO Private Equity Fund L.P.

PEG WELBORN Private Equity Fund L.P.

PEG Z Global Private Equity Fund L.P.

Red River Venture Capital Fund II L.P.

UISIF Private Equity Fund L.P.

Teamsters Joint Council NO. 83 of Virginia Pension Fund Private Equity Fund L.P.

2018 Private Equity Fund L.P.

PEG Aggregator 2022 L.P.

PEG Co-Investment Fund L.P.

PEG Global Private Equity VIII L.P.

PEG Global Private Equity IX L.P.

PEG Global Private Equity X (Holding) L.P.

PEG Global Private Equity XI (Holding) L.P.

PEG U.S. Corporate Finance VII L.P.

PEG Venture Capital VI L.P.

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